N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Wells Fargo Advantage Inflation Protected Bond Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			157,234		0.0548		2,700,637	$10.69
Class B			8,026		0.0300		226,127		 10.62
Class C			36,764		0.0302		1,257,770	 10.63
Administrator Class	184,437		0.0648		3,090,757	 10.74

Wells Fargo Advantage Total Return Bond Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			4,063,295	0.1664		27,395,296	$13.27
Class B			227,746		0.1159		2,303,009	 13.23
Class C			883,948		0.1151		9,267,992	 13.15
Class R               	135,905		0.1113		1,221,875	 12.99
Administrator Class	14,697,485	0.1715		92,094,440	 12.99
Institutional Class	15,602,241	0.1895		88,746,718	 12.97
Investor Class		513,407		0.1608		3,355,866	 12.99


Wells Fargo Advantage Strategic Municipal Bond Fund

			72DD		73A		74U        	74V
			Dollar		Per Share	Shares
       			Distributions	Distributions	Outstanding	NAV
Class A			4,342,532	0.1188		36,747,015	$8.68
Class B			146,110		0.0858		1,511,588	 8.66
Class C			1,238,220	0.0863		13,920,885	 8.71
Administrator Class	1,528,409	0.1273		12,728,799	 8.68